Exhibit 99.1

PRESS RELEASE

MGM RESORTS INTERNATIONAL ANNOUNCES TRANSFORMATIONAL AGREEMENTS WITH MGM GROWTH PROPERTIES AND VICI

MGP to be acquired by VICI in stock-for-stock transaction valuing MGP at $17.2 billion

MGM Resorts to receive cash proceeds of approximately $4.4 billion and retain VICI operating partnership stake worth approximately $370 million

Premium valuation represents 17.5x pro rata EBITDA multiple

Transaction delivers on the Company’s asset-light strategy

Las Vegas, August 4, 2021 – MGM Resorts International (“MGM Resorts” or the “Company”) (NYSE: MGM) today announced that it has entered into a definitive agreement with VICI Properties Inc. (“VICI”) (NYSE: VICI) and MGM Growth Properties LLC (“MGP”) (NYSE: MGP) whereby VICI would redeem a majority of MGP operating partnership units held by MGM Resorts for $43 per unit, or approximately $4.4 billion in cash, and acquire 100% of the outstanding class A shares of MGP in a stock-for-stock transaction.

“In 2016 we started on our journey to become asset light and this announcement, together with our recently announced Springfield and CityCenter transactions, reflects the culmination of those efforts and a major step forward in simplifying our corporate structure,” said Bill Hornbuckle, Chief Executive Officer and President of MGM Resorts. “As a result of these actions, we are well positioned and remain focused on pursuing growth opportunities in our core business, with significant financial flexibility to continue to deploy capital to maximize shareholder value.”

This transaction values MGP at $17.2 billion, inclusive of VICI’s assumption of approximately $5.7 billion of pro rata debt. Adjusted for the recently announced MGM Springfield transaction, the implied 17.5x pro rata EBITDA multiple ranks among the strongest for a gaming real estate transaction to date and is a testament to the quality of the Company’s real estate assets and the Company’s strength as a tenant.

Since the Company formed MGP in a milestone transaction in 2016, the Company and MGP have successfully executed multiple transactions providing for significant cash proceeds that Company has used to strengthen its balance sheet, return capital to shareholders and fund substantial investments in significant growth opportunities. Among these investments is the formation of BetMGM, which has now solidified its position as a leader in the iGaming and sports betting market in the U.S. These efforts also favorably positioned the Company to weather the unprecedented crisis created by the COVID-19 pandemic and allowed the Company to emerge in a position of strength as the economy continues to rebound. After giving effect to the $4.4 billion in cash proceeds from this transaction, as well as the Springfield and CityCenter transactions, the Company expects to have $11.6 billion of domestic operations liquidity available to enable execution of its goals of becoming the premier gaming entertainment company, returning value to shareholders and solidifying its balance sheet.

PRESS RELEASE

“The partnership with MGP over the past 5 years has provided significant value to MGM Resorts as well as MGP’s other shareholders,” said Paul Salem, Chairman of the Board of MGP. “We are thankful to the MGP management team for all of their efforts to develop MGP into a premier gaming REIT, which is evidenced by the 15.9% premium offered by VICI in this transaction, representing a 149% increase to MGP’s valuation since IPO. We look forward to our new long-term partnership with the great team at VICI.”

“Since our IPO in 2016, MGP completed over $7 billion of real estate transactions that grew our portfolio of premier entertainment assets, including introducing innovative transaction structures to the gaming REIT universe,” said James Stewart, Chief Executive Officer of MGP. “As a result of our completed and announced transactions, MGP’s pro rata rental revenue has nearly doubled from $550 million at IPO to approximately $1.0 billion, our annualized dividends per share increased 44%, and our total shareholder return has more than doubled. Following the strategic merger with VICI, MGP shareholders will benefit from the collective strengths of both companies.”

Ed Pitoniak, Chief Executive Officer of VICI Properties, said “We have always admired the exceptional quality of MGP’s real estate portfolio and are thrilled this transaction allows MGM to reach its stated objectives while enhancing value for both VICI and MGP shareholders.”

As part of the transaction, the existing master lease will be amended and restated and will provide for an initial term of 25 years, with three ten-year renewals, and an initial annual rent of $860 million, inclusive of the pending MGM Springfield transaction. This lease will be guaranteed by the Company and will provide the Company with significant flexibility to manage its operations across the portfolio of properties covered by the lease.

As part of the agreement, MGM Resorts will own an approximate 1% stake in the VICI operating partnership, worth approximately $370 million. The transaction is expected to close in the first half of 2022, subject to customary closing conditions, regulatory approvals and approval by VICI stockholders.

J.P. Morgan is acting as exclusive financial advisor and Weil, Gotshal & Manges LLP is serving as legal advisor to the Company.

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 31 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company’s 50/50 venture, BetMGM, LLC, offers U.S. sports betting and online gaming through market-leading brands, including BetMGM and partypoker. The Company is currently pursuing targeted expansion in Asia through the integrated resort opportunity in Japan. Through its “Focused on What Matters: Embracing Humanity

PRESS RELEASE

and Protecting the Planet” philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine’s World’s Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on Twitter as well as Facebook and Instagram.

Forward-Looking Statements

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding the anticipated closing of the transaction and any benefits expected to be received from the transaction, the Company’s projected liquidity position and the Company’s ability to execute on its strategic goals, including returning value to shareholders. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the continued impact of the COVID-19 pandemic on the Company’s business, the effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

CONTACTS:

News Media

BRIAN AHERN

Director of Corporate Media Relations

media@mgmresorts.com

Investment Community

CATHERINE PARK

Executive Director of Investor Relations

cpark@mgmresorts.com